UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

HORIZON GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 593-8820

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2017, Horizon Global Corporation (the “Company”) entered into the 2017 Replacement Term Loan Amendment (Third Amendment to Credit Agreement) (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other institutions named on the signature pages thereto, to amend the Term Loan Credit Agreement, dated as of June 30, 2015 (the “Credit Agreement”), by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders that are parties thereto. The Amendment provides for a replacement term loan facility, in the original aggregate principal amount of $160,000,000, to replace the prior term loan facility. The proceeds of the replacement term loan facility, fully funded on March 31, 2017, were used to repay in full the outstanding principal amount of the term loans outstanding immediately prior to the effectiveness of the Amendment. After giving effect to the Amendment, among other modifications, the Applicable Rate (as defined in the Credit Agreement) for loans bearing interest at the (i) Alternate Base Rate (as defined in the Credit Agreement) decreased from 5.00% to 3.50% and (ii) Adjusted LIBO Rate (as defined in the Credit Agreement) decreased from 6.00% to 4.50%. The Adjusted LIBO Rate (as defined in the Credit Agreement) remains subject to a 1.0% floor. The maturity date, customary negative covenants and financial maintenance covenant remain unchanged as part of the Amendment.

Certain lenders and agents that are parties to the Amendment have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of the material terms and conditions of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	2017 Replacement Term Loan Agreement (Third Amendment to Credit Agreement), dated as of March 31, 2017, among Horizon Global Corporation, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017	HORIZON GLOBAL CORPORATION

	By:	/s/ David G. Rice
		Name:	David G. Rice
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No	Exhibit

10.1	2017 Replacement Term Loan Agreement (Third Amendment to Credit Agreement), dated as of March 31, 2017, among Horizon Global Corporation, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent